Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-280347

Prospectus Supplement

(To Prospectus Dated July 2, 2024)

Up to $1,600,000 Shares of Common Stock

We have entered into an Equity Distribution Agreement dated August 7, 2026 (the “Equity Distribution Agreement”) with Maxim Group LLC (“Maxim”) relating to the sale of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Equity Distribution Agreement, we may offer and sell up to $1,600,000 of shares of our common stock, $0.0001 par value per share, from time to time through Maxim acting as agent.

Sales of our common stock, if any, under this prospectus supplement and accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Maxim is not required to sell any specific dollar amount of shares, but will use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Maxim and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. We provide more information about how the shares of common stock will be sold in the section entitled “Plan of Distribution.”

Maxim will be entitled to compensation at a fixed commission rate of 3% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Maxim with respect to certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “OLB.” The last reported sale price of our common stock on Nasdaq on August 6, 2026 was $0.295 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $8,714,468, which was calculated based on 24,027,930 shares of outstanding common stock, of which 18,740,792 shares of common stock are held by non-affiliates, and a price per share of $0.465, which was the closing sale price of our common stock as reported on Nasdaq on June 9, 2026. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell, pursuant to the registration statement of which this prospectus supplement forms a part, securities in a public primary offering with a value exceeding one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus supplement, we have sold $1,300,000 of securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in the offered securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and page 5 of the accompanying prospectus for a discussion of information that you should consider before investing in our securities and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus that we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Maxim Group LLC

The date of this prospectus supplement is August 7, 2026

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

This prospectus supplement and any later prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus supplement, the accompanying prospectus and in any other prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, accompanying prospectus or any other prospective supplement for any sale of securities.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under the shelf registration process, we may offer and sell shares of our common stock having an aggregate offering price of up to $75,000,000 from time to time, and, specifically, under this prospectus supplement we may offer and sell shares of our common stock having an aggregate offering price of up to $1,600,000 from time to time at prices and on terms to be determined by market conditions at the time of offering.

This prospectus supplement describes the specific terms of the common stock we are offering and also adds to, and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Maxim has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Maxim is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference into this prospectus supplement, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the prospectus supplement and accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, the terms “OLB,” “the Company,” “our company,” “we,” “us,” “our” and similar names refer collectively to The OLB Group, Inc. and its consolidated subsidiaries.

All trademarks, trade names and service marks appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement.  This summary does not contain all the information that you should consider before investing in our Company.  You should carefully read the entire prospectus supplement, accompanying prospectus and any free writing prospectus that we have authorized for us in this offering, including all documents incorporated by reference herein and therein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto or in the accompanying prospectus, before making an investment decision.

Business Overview

Overview

The OLB Group, Inc. (“OLB”, the “Company”) was incorporated in the State of Delaware on November 18, 2004 and provides services through its wholly-owned subsidiaries and business segments. The Company generates revenue through two business segments: Fintech Services and Bitcoin Mining.

Beginning in 2026, the Company transitioned its entire software development team to an artificial intelligence-assisted model for developing and maintaining its applications (commonly referred to as “vibe coding”), under which the Company’s developers direct and review code generated by large language model tools rather than authoring code directly. The transition applies across both business segments.

Fintech Services

The Company provides integrated financial and transaction processing services (“Fintech Services”) to businesses throughout the United States. Its Fintech Services span credit and debit card acceptance, ACH payments, real-time payments, digital wallets, PayPal integration and payment terminal and hardware rentals.

SecurePay™, the Company’s proprietary payment gateway, is the core of these services. Card, ACH and real-time payment transactions are routed and authorized through SecurePay™, which also delivers PayPal integration and supports 3-D Secure (Visa) authentication on card-not-present transactions, helping merchants reduce fraud and, for authenticated transactions, shift chargeback liability to the card issuer.

The Company delivers these services through its eVance, Inc. subsidiary (“eVance”), which provides an integrated suite of merchant payment processing services and related proprietary software, primarily to small and mid-sized merchants operating in physical “brick and mortar” business environments, on the internet and in retail settings requiring both wired and wireless mobile payment solutions.

eVance operates as an independent sales organization (“ISO”) generating individual merchant processing contracts in exchange for future residual payments. As a wholesale ISO, eVance has a direct contractual relationship with the merchants and takes greater responsibility in the approval and monitoring of merchants and risk and, as a result, receives additional charges for this service and risk. eVance also operates as a retail ISO, in which case it primarily gathers the documents and information that acquiring banks and acquiring processors need to underwrite merchants’ transactions and receives only residual income as commission for merchants it places with those partners.

Implementation of Agentic Commerce and Automation Services. The Company is implementing agentic commerce and automation services across its Fintech Services platforms, adding artificial intelligence (“AI”) capabilities to each existing platform, including conversational AI support tools and AI-assisted risk mitigation and fraud monitoring capabilities for eVance merchants; AI-driven underwriting and merchant boarding workflows intended to support same-day merchant approval, including background checks, sanctions screening and PCI compliance verification; a new point-of-sale (“POS”) solution with embedded AI functionality; and tools for the Company’s ISOs and sales personnel intended to accelerate the calculation and payment of residual compensation. Human review and oversight remain in place for underwriting, risk and compliance activities. Certain of these capabilities remain in development and have not yet been deployed to merchants.

CrowdPay.us, Inc. (“CrowdPay”) is a crowdfunding platform used to facilitate a capital raise anywhere from $1,000,000 to $50,000,000 of various types of securities under Regulation D, Regulation Crowdfunding, Regulation A and the Securities Act of 1933. To date, the activities of this subsidiary have been nominal. The Company also owns Crowd Ignition, Inc. (“Crowd Ignition”), a web-based Regulation Crowdfunding platform that provides broker-dealers, merchant banks and law firms with the ability to market offerings, collect payments and issue securities. The Company is developing an application that will enable issuers using the CrowdPay platform to generate tokenized offerings, provide investors with additional payment options and access live AI chatbot support. The application is in the development stage and has not yet been launched. The Company expects to release an initial update to the CrowdPay and Crowd Ignition platforms during the fourth quarter of 2026, with a full launch anticipated in early 2027. The Company expects the platforms to support stablecoin payment options, which would be provided through licensed or otherwise authorized third-party payment providers and not by the Company. Development and launch of the application are subject to applicable securities laws and other regulatory requirements, and there is no assurance that the application will be launched on the anticipated timeline, or at all. See “Risk Factors” in this prospectus supplement.

OmniSoft, Inc. (“OmniSoft”) operates a software platform for small merchants. The Omnicommerce applications work on an iPad, mobile device and the web and allow customers to sell a store’s products in a physical, retail setting. To date, the activities of this subsidiary have been nominal when compared to the overall business.

The Company markets its AI-enabled merchant applications under the iStores AI and ShopFast AI brands, and provides credit card payment gateway services under the SecurePay™ brand. SecurePay™ is designed primarily around AI-based fraud detection, including real-time transaction screening and dynamic risk scoring, together with AI-assisted merchant boarding and underwriting workflows. SecurePay™ integrates with third-party accounting, payment and authentication providers, including QuickBooks, PayPal, 3-D Secure authentication (a protocol developed by Visa) and TSYS, a payment processor. SecurePay™ also supports automated clearing house (“ACH”) payment services.

On May 14, 2021, the Company formed its wholly owned subsidiary, OLBit, Inc. (“OLBit”). The purpose of OLBit is to hold the Company’s assets and operate its business related to its emerging lending and transactional business leveraging the Company’s Bitcoin mining business (the “Bitcoin Business”) and Fintech Services business. To date, the activities of this subsidiary have been nominal. The Company is resuming the process of obtaining money transmitter licenses (“MTLs”) for OLBit, including the preparation and submission of license applications in the states in which the Company intends to conduct OLBit’s lending and transactional business, and is continuing to plan the scope and sequencing of those filings. Issuance of MTLs is subject to review and approval by state regulators, and there is no assurance that the Company will obtain any MTL, or that it will do so on the timeline it currently anticipates.

On June 15, 2023, the Company entered into a Membership Interest Purchase Agreement (the “Agreement”) with SDI Black 001, LLC (“Seller”) whereby the Company acquired 80.01% of the membership interests of Moola Cloud, LLC, a Florida LLC (formerly Cuentas SDI, LLC, the “LLC”). The LLC owns the platform of Seller and the network serving approximately 31,600 bodega convenience stores around the country in all 50 states.

On May 20, 2024, the Company entered into a Membership Interest Purchase Agreement with the minority member of the LLC whereby it acquired the remaining 19.99% of the membership interests of the LLC. The Company currently owns 100% of the LLC, which is now a wholly owned subsidiary. On August 14, 2024, the LLC changed its name to Moola Cloud, LLC (“Moola Cloud”). The new POS solution described above is being developed for the Moola Cloud merchant network and will combine payment acceptance with a self-service website builder, enabling merchants to create and maintain their own eCommerce storefronts alongside their in-store operations. The POS solution has been upgraded and is ready for implementation at merchant locations.

The Company also provides eCommerce development and consulting services on a project-by-project basis, including custom artificial intelligence-based development projects for merchants and other clients that are related to transaction processing and other transaction-driven activities.

Bitcoin Mining Business

On July 23, 2021, the Company formed its wholly owned subsidiary, DMINT, Inc. (“DMINT”). The purpose of DMINT is to operate the Company’s Bitcoin Business. The Company is currently in the process of spinning off DMINT into a stand-alone entity. On October 21, 2024, DMINT filed a Registration Statement on Form S-1 with the Securities and Exchange Commission relating to the proposed spin-off and the resulting issuance of DMINT equity to the Company’s stockholders. The spin-off distribution is expected to occur upon the Registration Statement being declared effective and the approval by the Nasdaq Capital Market of the listing of DMINT’s common stock, at which time the shares of DMINT common stock held by the Company are expected to be distributed to the Company’s stockholders on a pro rata basis. Completion of the spin-off is subject to these conditions, and there is no assurance that the spin-off will be completed.

On June 24, 2022, the Company formed DMINT Real Estate Holdings, Inc., a wholly-owned subsidiary of DMINT. The purpose of DMINT Real Estate Holdings, Inc. is to buy and hold real estate related to DMINT. Currently, its only asset is the building and property located in Selmer, Tennessee where all of the mining computers are located.

Recent Developments

In August 2026, the Company issued an aggregate of 8,265,000 shares of common stock, valued at $0.29 per share, in privately negotiated transactions. The substantial majority of the shares issued were in connection with the settlement of outstanding accounts payable and other matured financial obligations, consisting primarily of litigation-related professional fees, resolution of a legal proceeding and trade payables outstanding more than ninety days. The balance of shares were issued to consultants for technical advisory and marketing services. All shares of common stock issued pursuant to these transactions were issued in reliance upon Section 4(a)(2) of the Securities Act and are restricted securities under Rule 144.

Corporate Information

We were incorporated in the State of Delaware on November 18, 2004, for the purpose of merging with OLB.com, Inc., a New York corporation incorporated in 1993 (“OLB.com”). Our Company’s headquarters is located at 1120 Avenue of the Americas, 4th Floor, New York, NY 10036. Our telephone number is (212) 278-0900.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $1,600,000.

Common stock outstanding after this offering	Up to 29,451,658 shares, assuming the sale of up to 5,423,728 shares of our common stock at a price of $0.295 per share, which was the closing price of our common stock on Nasdaq on August 6, 2026. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of Offering	“At the market offering” that may be made from time to time through our sales agent, Maxim. See “Plan of Distribution” on page S-10 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-7 of this prospectus supplement.

Risk factors	Your investment in our securities involves substantial risks. You should consider the “Risk Factors” and the “Cautionary Note Regarding Forward-Looking Statements” included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference from our filings with the SEC.

Nasdaq symbol	“OLB”

The number of shares of common stock to be outstanding immediately after this offering is based on 24,027,930 shares of common stock outstanding as of August 7, 2026, and excludes:

●	95,348 Series C Warrants to purchase one share of common stock each at a purchase price of $90.00 per share.

●	90,909 Series D Warrants to purchase one share of common stock each at a purchase price of $45.00 per share.

●	46,512 Series E Warrants to purchase one share of common stock each at a purchase price of $0.92 per share.

●	363,636 Series F Warrants to purchase one share of common stock each at a purchase price of $0.92 per share.

●	2,166,666 Series G Warrants to purchase one share of common stock each at a purchase price of $0.78 per share.

●	3,571,428 Series H Warrants to purchase one share of common stock each at a purchase price of $0.92 per share.

●	20,000 options to purchase common stock at an exercise price of $0.001 per share.

●	119,572 shares of common stock available for future awards under our stock incentive plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options and warrants.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below and under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2025, subsequent Quarterly Filings on Form 10-Q and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein and in any free writing prospectus that we may authorize for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment.

Risks Related to This Offering

Our management has broad discretion as to the use of the net proceeds from this offering.

We expect to use the net proceeds in this offering for working capital and general corporate purposes, however we cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in “Use of Proceeds.” Accordingly, you will have to rely upon the judgment of our management with respect to the use of the proceeds. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of our common stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of $1,600,000 of shares of our common stock are sold during the term of the Equity Distribution Agreement with Maxim at a price of $0.295 per share, the last reported sale price of our common stock on Nasdaq on August 6, 2026, for aggregate net proceeds of approximately $1,400,000, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $0.14 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of March 31, 2026 after giving effect to certain pro forma adjustments and this offering at the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the public offering price for the shares in this offering. We may sell shares or other securities in any other offering at prices that are less than the price paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

The common stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Equity Distribution Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Maxim at any time throughout the term of the Equity Distribution Agreement. The number of shares that are sold by Maxim after delivering a sales notice will fluctuate based on the market price of our shares of common stock during the sales period and limits we set with Maxim. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

Risk Related to our Shares of Common Stock

Nasdaq may delist our shares of common stock from its exchange which could limit your ability to make transactions in our securities and subject us to additional trading restrictions. In particular, we may not satisfy Nasdaq's new minimum market value of listed securities and the minimum bid price continued listing requirement, which could result in our common stock being suspended from trading on, and ultimately delisted from, Nasdaq.

On July 22, 2026, the SEC approved a Nasdaq rule requiring companies listed on Nasdaq to maintain a minimum market value of listed securities, or MVLS, of at least $5 million. Under the rule, a company that fails to maintain an MVLS of at least $5 million for 30 consecutive business days may be subject to immediate suspension and delisting proceedings and is not entitled to a customary compliance or cure period prior to the issuance of a delisting determination. Although a company may appeal a delisting determination, its securities may be suspended from trading on Nasdaq while that appeal is pending.

As of August 6, 2026, our MVLS was approximately $7,088,239. While our MVLS is currently above the $5 million threshold required under Nasdaq's continued listing standards, there can be no assurance that the Company will remain in compliance with this requirement. Accordingly, we may become subject to suspension and delisting proceedings if our MVLS falls below the $5 million threshold, and we are unable to increase our MVLS and satisfy the applicable Nasdaq listing standards.

On January 29, 2026, the Company received a letter from the Listing Qualifications Department of Nasdaq notifying the Company that the closing bid price per share for its shares of common stock was below $1.00 for a period of 30 consecutive business days and that the Company did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company had 180 calendar days, or until July 28, 2026 (the “Initial Compliance Date”), to regain compliance with the minimum bid price requirement by having its Common Stock maintain a minimum closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days before the Initial Compliance Date.

On August 3, 2026, the Company received a letter from the Staff (the “Letter”) notifying the Company that the Company is eligible for an additional 180-day period (the “Second Compliance Period”), or until January 25, 2027 (the “Compliance Date”), to regain compliance, based on the Staff’s determination of the Company meeting the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq, with the exception of the minimum bid price requirement, and the Company’s written notice to Nasdaq of its intention to cure the deficiency during the Second Compliance Period, by effecting a reverse stock split, if necessary. The Letter has no immediate impact on the listing of the Company’s Common Stock on Nasdaq. If at any time during the Second Compliance Period the closing bid price of the Company’s Common Stock is at least $1.00 per share for a minimum of 10 consecutive business days (which may be extended to be a period of up to 20 consecutive business days in the discretion of the Staff), Nasdaq will provide the Company with written confirmation of compliance.

If our common stock is delisted, for failure to comply with the new MVLS requirement, $1.00 minimum bid price requirement or other Nasdaq continued listing requirements, including the $1 million public float requirement, it could trade on an over-the-counter market, which could adversely affect the liquidity and market price of our common stock, reduce analyst coverage and institutional investor interest, impair our ability to raise additional capital on favorable terms or at all, and make it more difficult for investors to buy or sell our securities. Any delisting could also negatively affect our reputation, relationships with business partners and access to strategic opportunities. Accordingly, there can be no assurance that we will be able to maintain the listing of our common stock on Nasdaq.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, contain and incorporate forward-looking statements. These statements include statements made regarding our commercialization strategy, future operations, cash requirements and liquidity, capital requirements, and other statements on our business plans and strategy, financial position, and market trends.

This prospectus supplement contains “forward-looking statements” within the meaning of the federal securities laws, and that involve significant risks and uncertainties. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to significant risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions in other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

Important factors that could cause such differences include, but are not limited to:

●	We operate in a regulatory environment that is evolving and uncertain and any changes to regulations could have a material impact on our business and financial condition;

●	We operate a line of business within the cryptocurrency transactional and mining marketplaces which involve emerging technologies, lack of regulations and oversight and a dynamic marketplace with extreme volatility that may have a material impact on the success of the new lines of business;

●	We rely on a combination of confidentiality clauses, assignment agreements and license agreements with employees and third parties, trade secrets, copyrights and trademarks to protect our intellectual property and competitive advantage, all of which offer only limited protection meaning that we may be unable to maintain and protect our intellectual property rights and proprietary information or prevent third-parties from making unauthorized use of our technology;

●	Our growth may not be sustainable and depends on our ability to attract new merchants, retain existing merchants and increase sales to both new and existing merchants; and

●	we may require additional capital to continue our operations which may not be available, or if available, may not be available on reasonable terms.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth above under “Risk Factors” and elsewhere in this prospectus supplement. The factors set forth under “Risk Factors” and other cautionary statements made in this prospectus supplement should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement. The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus supplement. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus supplement.

USE OF PROCEEDS

We may offer and sell shares of our common stock having aggregate sales proceeds of up to $1,600,000 from time to time. The amount of proceeds we receive, if any, will depend on the actual number of shares of our common stock sold and the market price at which such shares are sold. There can be no assurance that we will be able to sell any shares or fully utilize the Equity Distribution Agreement with Maxim as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the net proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds from this offering, if any, primarily for working capital and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement.

We have broad discretion in determining how the remaining proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. Our board of directors believes the flexibility in application of the net proceeds is prudent. See “Risk Factors—Risks Relating to this Offering— Our management has broad discretion as to the use of the net proceeds from this offering.”

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value on March 31, 2026 was approximately ($152,570), or ($0.01) per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the issuance of an aggregate of 8,265,000 shares of our common stock pursuant to privately negotiated transactions related to the settlement of outstanding accounts payable and other matured financial obligations, our pro forma net tangible book value as of March 31, 2026 would have been approximately $2.35 million, or $0.11 per share of common stock.

After giving effect to (i) the pro forma adjustments set forth above and (ii) the sale of shares of our common stock in the aggregate amount of $1,600,000 in this offering at an assumed offering price of $0.295 per share, which was the last reported sale price of our common stock on Nasdaq on August 6, 2026, and after deducting estimated offering commissions and expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2026 would have been approximately $3.79 million, or $0.15 per share of common stock. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.14 per share to our existing stockholders and an immediate dilution in pro forma as adjusted net tangible book value of $0.14 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed offering price per share		$0.295
Net tangible book value per share as of March 31, 2026	$(0.01)
Pro forma net tangible book value per share as of March 31, 2026	$0.11
Increase in pro forma net tangible book value per share after giving effect to this offering	$0.14
Pro forma as adjusted net tangible book value per share after giving effect to this offering	$0.15
Dilution per share to new investors in the offering		$0.14

The table above assumes, for illustrative purposes, that an aggregate of 5,423,728 shares of our common stock are sold at a price of $0.295 per share, the last reported sale price of our common stock on Nasdaq on August 6, 2026, for aggregate gross proceeds of approximately $1,600,000. The shares sold in this offering, if any, will be sold from time to time at various prices.

The information above is based on 12,505,788 shares of our common stock outstanding as of March 31, 2026, and excludes:

●	95,348 Series C Warrants to purchase one share of common stock each at a purchase price of $90.00 per share.

●	90,909 Series D Warrants to purchase one share of common stock each at a purchase price of $45.00 per share.

●	46,512 Series E Warrants to purchase one share of common stock each at a purchase price of $0.92 per share.

●	363,636 Series F Warrants to purchase one share of common stock each at a purchase price of $0.92 per share.

●	2,166,666 Series G Warrants to purchase one share of common stock each at a purchase price of $0.78 per share.

●	3,571,428 Series H Warrants to purchase one share of common stock each at a purchase price of $0.92 per share.

●	20,000 options to purchase common stock at an exercise price of $0.001 per share.

●	119,572 shares of common stock available for future awards under our stock incentive plan.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

Our certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this prospectus supplement, we have 24,027,930 shares of common stock issued and outstanding.

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Subject to the supermajority votes for some matters, other matters are decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter. Our amended and restated bylaws also provide that our directors may be removed with or without cause by the affirmative vote of a majority of the votes that all our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the votes that all of our stockholders would be entitled to cast in any annual election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our amended and restated bylaws; provided, however, that no such change to any bylaw may alter, modify, waive, abrogate or diminish the our obligation to provide the indemnity called for by Article 10 thereunder. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

The foregoing description summarizes important terms of our capital stock but is not complete. For the complete terms of our common stock, please refer to our certificate of incorporation, as amended, and our amended and restated bylaws, as may be amended from time to time.

The transfer agent and registrar for our common stock is Transfer Online, Inc. Our common stock is listed on Nasdaq under the symbol “OLB.”

PLAN OF DISTRIBUTION

We have entered into an Equity Distribution Agreement with Maxim, dated August 7, 2026, pursuant to which we may issue and sell up to an aggregate of $1,600,000 of shares of our common stock from time to time through Maxim acting as agent, subject to certain limitations, pursuant to this prospectus supplement and the accompanying prospectus. Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Maxim may sell shares of our common stock by any method permitted by law deemed to be an “at-the-market” equity offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through Nasdaq, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions.

Under the terms of the Equity Distribution Agreement, in no event will the Company issue or sell through the Equity Distribution Agent such number or dollar amount of shares of common stock that would (i) exceed the number or dollar amount of shares of common stock registered and available on the registration statement of which this prospectus supplement forms a part, (ii) exceed the number of authorized but unissued shares of common stock, (iii) exceed the number or dollar amount of shares of Common Stock permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable), or (iv) exceed the number or dollar amount of common stock for which the Company has filed a prospectus supplement to the registration statement of which this prospectus supplement forms a part.

Each time we wish to issue and sell common stock under the Equity Distribution Agreement, we will notify Maxim of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed Maxim, unless Maxim declines to accept the terms of the notice, Maxim has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Maxim under the Equity Distribution Agreement to sell our common stock are subject to a number of conditions that we must satisfy.

We will pay Maxim in cash, upon each sale of our common stock pursuant to the Equity Distribution Agreement, a commission in an amount equal to 3.0% of the aggregate gross proceeds from each sale of our common stock. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have agreed, under certain circumstances, to reimburse a portion of Maxim’s expenses, including legal fees, in connection with the establishment of this offering up to a maximum of $25,000, and $3,500 on a quarterly basis thereafter. We estimate that the total expenses for the offering, excluding compensation and expense reimbursement payable to Maxim under the terms of the Equity Distribution Agreement, will be approximately $200,000.

Settlement for sales of common stock will occur on the second business day following the date or the standard settlement period at the date on which any sales are made, or on some other date that is agreed upon by us and Maxim in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Maxim may agree upon.

Maxim will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq. In connection with the sale of the common stock on our behalf, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Maxim against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Equity Distribution Agreement will terminate upon the termination of the Equity Distribution Agreement as permitted therein.

Maxim and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Maxim will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement and accompanying prospectus in electronic format may be made available on a website maintained by Maxim and Maxim may distribute this prospectus supplement and accompanying prospectus electronically.

Our common stock is traded on Nasdaq under the symbol “OLB”.

The foregoing does not purport to be a complete statement of the terms and conditions of the Equity Distribution Agreement. A copy of the Equity Distribution Agreement will be included as an exhibit to our Current Report on Form 8-K which will be filed with the SEC and incorporated by reference into the prospectus supplement. See “Incorporation Of Certain Information By Reference” and “Where You Can Find More Information”.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Ellenoff Grossman& Schole LLP, New York, New York. Thompson Hine LLP, New York, New York has acted as counsel for Maxim in connection with certain legal matters related to this offering.

EXPERTS

The consolidated financial statements of The OLB Group, Inc. as of and for the year ended December 31, 2025 and 2024 appearing in The OLB Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025 have been audited by RBSM LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s Internet site at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.olb.com. The information on our Internet website is not incorporated by reference in this prospectus or any prospectus supplement.

This prospectus supplement is part of a registration statement that we filed with the SEC. This prospectus supplement does not contain all of the information included in the registration statement, including certain exhibits and schedules. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement and exhibits from the SEC’s Internet site.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below (File No. 001-39435) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed on April 1, 2026.

●	Quarterly Report on Form 10-Q filed on May 18, 2026.

●	Current Reports on Form 8-K filed on each of January 26, 2026, February 3, 2026, February 3, 2026 and February 23, 2026.

●	The description of our common stock contained in our Registration Statement on Form 8-A filed on August 6, 2020, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

The OLB Group, Inc.
1120 Avenue of the Americas, 4th Floor
New York, NY 10036
(212) 278-0900

Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement or the accompanying prospectus will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement or the accompanying prospectus, to the extent the new information differs from or is inconsistent with the old information. Any statement so modified or superseded will not be deemed to be a part of this supplement or the accompanying prospectus, except as so modified or superseded. Because information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or the accompanying prospectus or in any documents previously incorporated by reference have been modified or superseded.

PROSPECTUS

$75,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants

Subscription Rights

Units

We may offer and sell securities from time to time in one or more offerings of up to $75,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on The NASDAQ Capital Market under the symbol “OLB”. The last reported sale price of our common stock on the Nasdaq Capital Market on May 30, 2024 was $3.42 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

Investing in these securities involves certain risks. See “Risk Factors” on page 5 of this prospectus, included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. We urge you to read the entire prospectus, any amendments or supplements, any free writing prospectuses, and any documents incorporated by reference carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2024

ABOUT THIS PROSPECTUS	ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	iii

ABOUT THE COMPANY	1

RISK FACTORS	5

USE OF PROCEEDS	6

DESCRIPTION OF CAPITAL STOCK	7

DESCRIPTION OF DEBT SECURITIES	11

DESCRIPTION OF WARRANTS	14

DESCRIPTION OF SUBSCRIPTION RIGHTS	15

DESCRIPTION OF UNITS	16

FORMS OF SECURITIES	17

PLAN OF DISTRIBUTION	18

LEGAL MATTERS	20

EXPERTS	20

WHERE YOU CAN FIND MORE INFORMATION	20

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	21

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $75,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 20 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “we,” “our” and “us” refer, collectively, to The OLB Group, Inc., a Delaware corporation, and its consolidated subsidiaries.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain or may contain forward looking statements that involve risks and uncertainties., principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended December 31, 2022 and 2023 and notes incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements. Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

iii

ABOUT THE COMPANY

Overview

The OLB Group, Inc. (“OLB”, the “Company”) was incorporated in the State of Delaware on November 18, 2004 and provides services through its wholly-owned subsidiaries and business segments. The Company generates revenue through two business segments: Fintech Services and Bitcoin Mining. We are a FinTech company that focuses on a suite of products in the merchant services marketplace and seeks to provide integrated business solutions to merchants throughout the United States. The Company provides integrated financial and transaction processing services (“Fintech Services”) to businesses throughout the United States. Its Fintech Services span credit and debit card acceptance, ACH payments, real-time payments, digital wallets, PayPal integration and payment terminal and hardware rentals. We also have products that provide support for crowdfunding and other capital raising initiatives. We supplement our online platforms with certain hardware solutions that are integrated with our online platforms. Our business functions primarily through our wholly-owned subsidiaries, eVance, Inc., a Delaware corporation (“eVance”), OmniSoft, Inc. (“OmniSoft”), CrowdPay.us, Inc. (“CrowdPay”), Crowd Ignition, Inc. (“Crowd Ignition”), OLBit, Inc. (“OLBit”), Moola Cloud, LLC (“Moola Cloud”) and DMINT, Inc. (“DMINT”).

Beginning in 2026, the Company transitioned its entire software development team to an artificial intelligence-assisted model for developing and maintaining its applications (commonly referred to as “vibe coding”), under which the Company’s developers direct and review code generated by large language model tools rather than authoring code directly. The transition applies across both business segments.

Implementation of Agentic Commerce and Automation Services. The Company is implementing agentic commerce and automation services across its Fintech Services platforms, adding artificial intelligence (“AI”) capabilities to each existing platform, including conversational AI support tools and AI-assisted risk mitigation and fraud monitoring capabilities for eVance merchants; AI-driven underwriting and merchant boarding workflows intended to support same-day merchant approval, including background checks, sanctions screening and PCI compliance verification; a new point-of-sale (“POS”) solution with embedded AI functionality; and tools for the Company’s ISOs and sales personnel intended to accelerate the calculation and payment of residual compensation. Human review and oversight remain in place for underwriting, risk and compliance activities. Certain of these capabilities remain in development and have not yet been deployed to merchants.

OmniSoft operates a cloud-based business management platform that provides turnkey solutions for merchants to enable them to build and manage their retail businesses, whether online or at a “brick and mortar” location. The OmniSoft platform, which can be accessed by merchants through any mobile and computing device, allows merchants to, among other features, manage and track inventory, track sales and process customer transactions and can provide interactive data analysis concerning sales of products and need for additional inventory. Merchants generally utilize the platform by uploading to the platform information about their inventory (description of units, number of units, price per unit, and related information). Once such information has been uploaded, merchants, either with their own device or with hardware that we sell directly to them, are able to utilize the platform to monitor inventory and process and track sales of their products (including coordinating shipping of their products with third party logistics companies). We manage and maintain the OmniSoft platform through a variety of domain names or a merchant can integrate our platform with their own domain name. Using the OmniSoft platform, merchants can “check-out” their customers at their “brick and mortar” stores or can sell products to customers online, in both cases accepting payment via a simple credit card or debit card transaction (either swiping the credit card or entering the credit card number), a cash payment, or by use of a QR code or loyalty and reward points, and then print or email receipts to the customer. For more information regarding our OmniSoft platform, see our most recent Annual Report on Form 10-K, which is incorporated by reference herein. To date, the activities of this subsidiary have been nominal when compared to the overall business.

The Company delivers its Fintech Services through its eVance subsidiary, which provides an integrated suite of merchant payment processing services and related proprietary software, primarily to small and mid-sized merchants operating in physical “brick and mortar” business environments, on the internet and in retail settings requiring both wired and wireless mobile payment solutions eVance is an independent sales organization (an “ISO”) that signs up new merchants on behalf of acquiring banks and processors that provides financial and transaction processing solutions to merchants throughout the United States. eVance differentiates itself from other ISOs by focusing on both obtaining and maintaining new merchant contracts for its own account (including, but not limited to, merchants that utilize the OmniSoft platform) and also obtaining and maintaining merchant contracts obtained by third-party ISOs (for which we negotiate a shared fee arrangement) and utilizing our own software and technology to provide merchants and other ISOs differentiating products and software. In particular, we (i) own our own payments gateway, (ii) have proprietary omni-commerce software platform, (iii) have in-house underwriting and customer service, (iv) have in-house sub-ISO management system which offers sub-ISOs and agents tools for online boarding, account management, residual reports among other tools, and (v) offer a suite of products in the financial markets (through CrowdPay), and (vi) are deploying AI-assisted underwriting, merchant boarding, risk mitigation and fraud monitoring capabilities for eVance merchants, with human review and oversight retained. Leveraging our relationships with leading merchant processors in the United States and the use of our proprietary software, our payment gateway (which we call “SecurePay™”) enables merchants to reduce the cost of transacting with their customers by removing the need for a third-party payment gateway solution. eVance operates as both a wholesale ISO and a retail ISO depending on the risk profile of the merchant and the applicable merchant processor and acquiring bank. As a wholesale ISO, eVance underwrites the processing transactions for merchants, has a direct contractual relationship with the merchants and generates individual merchant processing contracts in exchange for future residual payments. Because eVance takes greater responsibility in the approval and monitoring of merchants and risk, it receives additional charges for this service and risk. As a retail ISO, eVance primarily gathers the documents and information that our partners (acquiring banks and acquiring processors) need to underwrite merchants’ transactions and as a result receives only residual income as commission for merchants it places with our partners. For more information regarding the electronic payment industry, see our most recent Annual Report on Form 10-K, which is incorporated by reference herein.

SecurePay

SecurePay™, the Company’s proprietary payment gateway and virtual terminal, is the core of the Company’s Fintech Services and is in compliance with the Payment Card Industry (PCI) standards. Card, ACH and real-time payment transactions are routed and authorized through SecurePay™, which also delivers PayPal integration and supports automated clearing house (“ACH”) payment services. SecurePay™ is designed primarily around AI-based fraud detection, including real-time transaction screening and dynamic risk scoring, together with AI-assisted merchant boarding and underwriting workflows, and integrates with third-party accounting, payment and authentication providers, including QuickBooks, PayPal, 3-D Secure authentication (a protocol developed by Visa) and TSYS, a payment processor.

SecurePay has been certified by Visa and MasterCard (certified Level II and Level III) and supports 3-D Secure (Visa) authentication on card-not-present transactions, helping merchants reduce fraud and, for authenticated transactions, shift chargeback liability to the card issuer.

Moola Cloud

On June 15, 2023, the Company acquired 80.01% of the membership interests of Moola Cloud, LLC, a Florida limited liability company formerly known as Cuentas SDI, LLC (“Moola Cloud”), from SDI Black 001, LLC (the “Seller”) pursuant to a Membership Interest Purchase Agreement. Moola Cloud’s platform and network serve approximately 31,600 bodega convenience stores around the country in all 50 states.

On May 20, 2024, the Company acquired the remaining 19.99% of the membership interests for a purchase price of $215,500.00, and Moola Cloud is now a wholly owned subsidiary. On August 14, 2024, the LLC changed its name to Moola Cloud, LLC. The new POS solution described above is being developed for the Moola Cloud merchant network and will combine payment acceptance with a self-service website builder, enabling merchants to create and maintain their own eCommerce storefronts alongside their in-store operations. The POS solution has been upgraded and is ready for implementation at merchant locations.

The Company also provides eCommerce development and consulting services on a project-by-project basis, including custom artificial intelligence-based development projects for merchants and other clients that are related to transaction processing and other transaction-driven activities.

Crowdpay

CrowdPay.us™ operates a white label capital raising platform that targets small and midsized businesses seeking to raise capital and registered broker-dealers seeking to host capital raising campaigns for such businesses by integrating the platform onto such company’s or broker-dealer’s website. Our CrowdPay platform is tailored for companies seeking to raise money through a crowdfunding offering of between $1 million and $50 million pursuant to Regulation CF under Title III of the Jumpstart Our Business Startups (the “JOBS Act”), offerings pursuant to Rule 506(b) and Rule 506(c) under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and offerings pursuant to Regulation A+ of the Securities Act. Our platform, which can be used for multiple offerings at once, provides companies and broker-dealers with an easy-to-use, turnkey solution to support company offerings, allowing companies and broker-dealers to easily present online to potential investors relevant marketing and offering materials and by aiding in the accreditation and background check processes to ensure investors meet the applicable requirements under the rules and regulations of the Securities Exchange Commission (the “SEC”). CrowdPay charges a fee to each company and broker-dealer for the use of its platform under a fee structure that is agreed to between CrowdPay and the Company and/or broker-dealer prior to the initiation of the offering. CrowdPay also generates revenues by providing ancillary services to the companies and broker-dealers utilizing our platform, including running background checks and providing anti-money laundering and know-your-customer compliance. CrowdPay is not a registered funding portal or a registered broker-dealer. To date, the activities of this subsidiary have been nominal. The Company is developing an application that will enable issuers using the CrowdPay platform to generate tokenized offerings, provide investors with additional payment options and access live AI chatbot support. The application is in the development stage and has not yet been launched. The Company expects to release an initial update to the CrowdPay and Crowd Ignition platforms during the fourth quarter of 2026, with a full launch anticipated in early 2027. The Company expects the platforms to support stablecoin payment options, which would be provided through licensed or otherwise authorized third-party payment providers and not by the Company. Development and launch of the application are subject to applicable securities laws and other regulatory requirements, and there is no assurance that the application will be launched on the anticipated timeline, or at all.

OLBit and Bitcoin Mining Business

On May 14, 2021, the Company formed OLBit, Inc., a wholly owned subsidiary (“OLBit”). The purpose of OLBit is to hold the Company’s assets and operate its business related to its emerging lending and transactional business leveraging the Company’s Bitcoin mining business (the “Bitcoin Business”) and Fintech Services business. OLBit had been in the process of applying for money transmission licenses in all 50 states along with New York Bitlicense. To date, the activities of this subsidiary have been nominal. The Company is resuming the process of obtaining money transmitter licenses (“MTLs”) for OLBit, including the preparation and submission of license applications in the states in which the Company intends to conduct OLBit’s lending and transactional business, and is continuing to plan the scope and sequencing of those filings. Issuance of MTLs is subject to review and approval by state regulators, and there is no assurance that the Company will obtain any MTL, or that it will do so on the timeline it currently anticipates.

On July 23, 2021, we formed DMINT, Inc., a wholly owned subsidiary (“DMINT”) to operate in the Bitcoin mining industry. DMINT initiated the first phase of the Bitcoin mining operation by establishing data centers and ASIC-based Antminer S19J Pro mining computers specifically configured to mine Bitcoin in Bradford, Pennsylvania. In February 2023, DMINT redeployed its mining computers from its Pennsylvania location and focused its mining efforts at the Selmer, Tennessee location because of the lower cost of operations at that location. DMINT operates six data centers located in Selmer, Tennessee. The Company is currently in the process of spinning off DMINT into a stand-alone entity. On October 21, 2024, DMINT filed a Registration Statement on Form S-1 with the Securities and Exchange Commission relating to the proposed spin-off and the resulting issuance of DMINT equity to the Company’s stockholders. The spin-off distribution is expected to occur upon the Registration Statement being declared effective and the approval by the Nasdaq Capital Market of the listing of DMINT’s common stock, at which time the shares of DMINT common stock held by the Company are expected to be distributed to the Company’s stockholders on a pro rata basis. Completion of the spin-off is subject to these conditions, and there is no assurance that the spin-off will be completed.

On June 24, 2022, the Company formed DMINT Real Estate Holdings, Inc. (“DREH”), a wholly-owned subsidiary of DMINT, for the purpose of buying and holding real estate related to DMINT. On August 16, 2022, DREH purchased 4.73 acres of land and a building located at 565 Industrial Park Drive, Selmer, McNairy County, Tennessee for a purchase price of $408,000.00. DMINT established a Bitcoin mining data center powered on the local power grid. The location is expected to have capacity for up to 5,000 mining machines. The Company plans to complete the buildout of the building to be fully operational with 5,000 machines following completion of the spin-off of DMINT described above.

Synergies between the subsidiaries

The success of our business model is dependent on the synergies between the business segments operated by our subsidiaries. We have created and developed products that we believe, form an ecosystem of e-commerce to provide a variety of clients, from online equity financing companies or merchants selling online or in brick and mortar stores, with multiple product offerings and ancillary services from underwriting with the banks and merchant billing from the cloud software. We expect that these synergies will create additional revenue by charging transaction fees on each service provided to clients by our partnerships with Merchant Acquiring Banks and PCI Compliance.

We believe that our wholly-owned subsidiaries combine to create an ecosystem where each subsidiary benefits the other. Starting with the services provided by eVance, we enable each of our products and platforms to communicate with each other and create an ecosystem among our products and, potentially, third-party products. These services are provided to other subsidiaries such as Moola Cloud, the bodega distribution subsidiary.

The product environment created with a new registered merchant or issuer enables all merchant information to be stored in a single, centralized location but utilized by all subsidiaries. For example, merchant services utilizing eVance provide electronic payment processing services that can be utilized for payments on the Crowdfunding platform. The platform is used by merchant services to allow mobile and online processing to merchants.

The Omni commerce platform will be offered to all of the merchant services clients. The offered Merchant Services products we provide will enable all processing needs for the OmniCommerce system. The gateway will allow merchants that are using the platform to accept online eCommerce transactions.

Competitive Advantages

We believe that our platform of services will provide the following key advantages.

●	Time to Market — we can create a customized website for retailers within days and have it fully operational in less than 2 weeks. We continue to offer this service, and our new AI-enabled point-of-sale solution includes a self-service website builder that enables merchants to create and maintain their own eCommerce storefronts.

●	Cost — we believe that we are the only content service provider that does not charge a setup fee.

●	Flexibility — our platform has the flexibility to provide customized solutions for partners.

●	Pricing — we provide partners with a price comparison feature which they can utilize if they wish to set prices for products or run promotions.

●	Payment processing — we can provide financial service companies with the ability to have their customers’ accounts directly debited for payment.

●	We can assist existing “brick & mortar” businesses that have inventory and fulfilment capability but do not wish to create and maintain an e-commerce website and infrastructure to sell their products.

●	We can provide a platform for early-stage companies looking for an effective and less costly way to raise capital.

Intellectual property

Our products and services utilize a combination of proprietary software and hardware that we own and license from third parties. Over the last few years, we have developed a payment gateway, merchant boarding system, E-commerce platform, recurring billings and a crowdfunding platform. We generally control access to and use of our proprietary software and other confidential information through the use of internal and external controls, including entering into non-disclosure and confidentiality agreements with both our employees and third parties. As of the date of this prospectus, we have a patent pending on transferable QR codes on Omni Commerce devices. We market our AI-enabled merchant applications under the iStores AI and ShopFast AI brands and provide payment gateway services under the SecurePay™ brand. Beginning in 2026, our applications are developed and maintained using an artificial intelligence-assisted development model.

Corporate Information

We were incorporated in the State of Delaware on November 18, 2004 for the purpose of merging with OLB.com, Inc., a New York corporation incorporated in 1993 (“OLB.com”). The merger was done for the purpose of changing our state of incorporation from New York to Delaware. In April 2018, we completed an acquisition of substantially all of the assets of Excel Corporation (“Excel”) and its subsidiaries Payprotec Oregon, LLC, Excel Business Solutions, Inc. and eVance Processing, Inc. (such assets are the foundation of our eVance business). In connection with such acquisition, in May 2018, we entered into share exchange agreements with CrowdPay and OmniSoft, affiliate companies owned by Mr. Yakov and John Herzog, an affiliate of our company, pursuant to which each of CrowdPay and OmniSoft became wholly owned subsidiaries of our company. We subsequently formed or acquired OLBit, Inc., DMINT, Inc., DMINT Real Estate Holdings, Inc., Crowd Ignition, Inc. and Moola Cloud, LLC, each of which is now a wholly owned subsidiary. Our Company’s headquarters is located at 1120 Avenue of the Americas, 4th Floor, New York, New York 10036. Our telephone number is (212) 278-0900.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including the risk factors set forth in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our restated certificate of incorporation, as amended, our amended and restated by-laws and applicable provisions of Delaware corporate law. You should read our restated certificate of incorporation, as amended, and amended and restated by-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

General

Our certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this prospectus, we have 1,810,200 shares of common stock issued and outstanding, and 1,021 shares of preferred stock issued and outstanding. Our shares of common stock are held of record by approximately 151 stockholders.

On April 26, 2024, the Company filed with the Delaware Secretary of State a Certificate of Amendment to Certificate of Incorporation (the “Certificate of Amendment”) which became effective on April 26, 2024 to effect a one-for-ten (1:10) reverse stock split (the “Reverse Stock Split”) of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) The Reverse Stock Split was approved by the Company’s stockholders at a special meeting on April 26, 2024.

As a result of the Reverse Stock Split, every ten (10) shares of issued and outstanding Common Stock will be automatically combined into one (1) issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares were issued as a result of the Reverse Stock Split and any fractional shares resulting from the reverse stock split were rounded down to the nearest number of whole shares so that we issued cash in lieu of shares. Following the Reverse Stock Split, the number of shares of Common Stock outstanding was reduced from 18,103,462 shares to 1,810,346 shares. The number of authorized shares of Common Stock under the Certificate of Incorporation remained unchanged at 50,000,000 shares. This Registration Statement reflects the post reverse split number of shares outstanding.

The Reverse Stock Splits was reflected in our unaudited condensed consolidated financial statements for the three months ended March 31, 2024 and 2023. The following table presents selected share information reflecting the Reverse Stock Split for the years ended December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
Weighted average shares outstanding, pre-split	15,203,708	14,678,990
Weighted average shares outstanding, post-split	1,520,371	1,467,899

Net loss per common share, basic and diluted, pre-split	$(1.53)	$(0.56)
Net loss per common share, basic and diluted, post-split	$(15.33)	$(5.58)

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Subject to the supermajority votes for some matters, other matters are decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter. Our amended and restated bylaws also provide that our directors may be removed with or without cause by the affirmative vote of a majority of the votes that all our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the votes that all of our stockholders would be entitled to cast in any annual election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our amended and restated bylaws; provided, however, that no such change to any bylaw may alter, modify, waive, abrogate or diminish the our obligation to provide the indemnity called for by Article 10 thereunder. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. We may issue some or all of the preferred stock to effect a business transaction. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. As of the date of this prospectus, 1,021 shares of preferred stock are currently issued or outstanding.

Series A Preferred Stock

We have filed a Certificate of Designations, Preferences and Rights of Series A Preferred Stock (the “Certificate of Designations”) with the Secretary of State of Delaware. The Certificate of Designations provides that the Company may issue up to 10,000 shares of Series A Preferred Stock at a stated value (the “Stated Value”) of $1,000.00 per share. Holders of Series A Preferred Stock are entitled to the following rights and preferences:

Dividends

The Series A Preferred Stockholders are entitled to receive cash dividends at a rate per share (as a percentage of the Stated Value per share) of 12% per annum. Dividends accrue quarterly. Dividends are be paid to the holders from funds legally available for payment and as approved for payment by the Board of Directors of the Company.

Conversion

The Series A Preferred Stockholders may convert, at their option, on or after the date on which the Term Loan is repaid in full, each share of Series A Preferred Stock (along with accrued but unpaid dividends thereon) into such number of shares of common stock as determined by dividing the Stated Value by the conversion price. The conversion price for the Series A Preferred Stock is $90.00 (Post Reverse Stock Split) and is subject to adjustment for splits and the like.

Voting

Each holder of a share of Series A Preferred Stock will have the right to vote its shares of Series A Preferred Stock with the common stock on an as-converted basis, and with respect to such votes, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock, and shall be entitled, to notice of any stockholders’ meeting in accordance with the Company’s bylaws, and shall be entitled to vote, together with holders of common stock, with respect to any question upon which holders of common stock have the right to vote. Fractional votes shall not be permitted and such shares shall be rounded up.

Liquidation Preference

Each share of Series A Preferred Stock will have a liquidation preference equal to the Stated Value plus any accrued but unpaid dividends thereon. In the event of a liquidation, dissolution or winding up of the Company (which includes any merger, reorganization, sale of assets in which control of the Company is transferred or event which results in all or substantially all of the Company’s assets being transferred), the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Company, before any payment is made to the holders of the Company’s common stock and either in preference to or pari pasu with the holders of any other series of preferred stock that may be issued in the future, a per share amount equal to the liquidation preference.

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

●	at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

●	the owner of 15% or more of the outstanding voting stock of the corporation;

●	an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

●	the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

Our certificate of incorporation and bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Certificate of Incorporation and Bylaws.

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions are as follows:

●	authorizing the issuance of “blank check” preferred stock without any need for action by stockholders;

●	limiting the ability of stockholders to call special meetings of stockholders;

●	permitting stockholder action by written consent; and

●	establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

These provisions affect your rights as a stockholder since they permit our Board of Directors to make it more difficult for common stockholders to replace members of the Board or undertake other significant corporate actions. Because our Board of Directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt to replace our current management team.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock or debt securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock or debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

●	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants are to be sold separately or with other securities as parts of units;

●	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	the designation and terms of any equity securities purchasable upon exercise of the warrants;

●	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the preferred stock with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock or common stock will be separately transferable;

●	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

●	any redemption or call provisions; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each stockholder;

●	the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by the Company in connection with the offering of subscription rights.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security (but, to the extent convertible securities are included in the units, the holder of the units will be deemed the holder of the convertible securities and not the holder of the underlying securities). The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the terms of the unit agreement governing the units;

●	United States federal income tax considerations relevant to the units; and

●	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement does not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

FORMS OF SECURITIES

Each debt security, warrant and units will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form any trustee, warrant agent, unit agent in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

●	to or through underwriters;

●	to or through brokers or dealers;

●	through agents;

●	directly to one or more purchasers in negotiated sales or competitively bid transactions;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

●	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best-efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market or an exchange or otherwise; or

●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;

●	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

●	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

●	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may elect to overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities. In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

EXPERTS

The consolidated financial statements of The OLB Group, Inc. as of and for the years ended December 31, 2025 and 2024 appearing in The OLB Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025 have been audited by RBSM LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Ellenoff Grossman & Schole LLP, New York, New York, will pass upon the validity of the securities offered hereby.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.olb.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 000-52994) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed on April 15, 2024.

●	Quarterly Report on Form 10-Q for the three months ended March 31, 2024 filed on May 20, 2024.

●	Current Reports on Form 8-K filed on each of January 8, 2024, February 23, 2024, May 2, 2024 and May 20, 2024.

●	The description of our common stock contained in our Registration Statement on Form 8-A filed on August 6, 2020, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

The OLB Group, Inc.
Attn: Corporate Counsel
1120 Avenue of the Americas, 4th Floor
New York, NY 10036
(212) 278-0900

$1,600,000

Common Stock

PROSPECTUS SUPPLEMENT

Maxim Group LLC

August 7, 2026